EXHIBIT 10.11

AMENDMENT NO. 1

TO THE EMPLOYMENT AND COMPENSATION AGREEMENT

BETWEEN CHOICEPOINT INC. AND STEVEN W. SURBAUGH

DATED APRIL 25, 2002

Pursuant to the action of the Management Compensation and Benefits Committee taken on January 31, 2007, the Employment and Compensation Agreement between ChoicePoint Inc. and Steven W. Surbaugh dated April 25, 2002, is hereby amended as of February 27, 2007, (unless specified otherwise) as follows:

1.

This Agreement is hereby renewed for a period of two (2) years and shall expire on April 25, 2009, unless further renewed by the parties or terminated earlier pursuant to Section 4 or Section 5 thereof.

2.

Section 5(b) of the Agreement is hereby amended by changing the number “seven (7)” in the second line thereof to “five (5)”.

3.

Section 11(k) of the Agreement is hereby amended by (i) adding the phrase “(Section 3(f))” after the phrase “Exhibit B” at the end of the first sentence thereof (line 4); (ii) deleting the phrase “Schedule B” in the second sentence thereof (line 6) and replacing it with “Exhibit B (Section 3(f))”; and, (iii) adding the words “any one of” after the word “during” and before the phrase “the three (3)” in the third sentence thereof (line 8).

4.

Exhibit A to the Agreement is hereby amended by deleting said Exhibit A in its entirety and replacing it with the revised Exhibit A attached hereto.

5.

Exhibit B to the Agreement is hereby amended by deleting the category of “Executive Loan” from the list of benefits contained in Section 3(f) thereof. Section 3(f) is further amended by changing the reference, in the final paragraph thereof, from “Section 10” and “Section 10(k)”, respectively to “Section 11” and “Section 11(k)”.

6.

The remaining provisions of the Agreement are hereby ratified and confirmed.

Employer CHOICEPOINT INC.

By:	/s/ Douglas C. Curling
Date: February 27, 2007 Name: Douglas C. Curling Title: President & Chief Operating Officer

EXECUTIVE:

/s/ Steven W. Surbaugh

Date: February 27, 2007

EXHIBIT A

DUTIES AND RESPONSIBILITIES OF THE EXECUTIVE

(Revised Effective October 26, 2005)

Title: Executive Vice President and Chief Administrative Officer

Duties:

Steven W. Surbaugh (“Executive”) shall be responsible for the management of ChoicePoint Inc. (“Company”), as indicated below in his capacity as Chief Administrative Officer. The duties set forth below may be modified by Employer in accordance with the terms of the Employment Agreement, dated April 25, 2002, between the Employer and Executive.

Executive will report directly to the Company’s Chief Operating Officer. Executive’s primary responsibility is to provide leadership and direction to the overall finance, internal operations, investor relations, and administration function at the Company and to provide general financial advice and counsel to the senior management team and the Board of Directors. The primary duties of the Executive are:

1.

Oversight in preparation of annual operating budgets and the monitoring and reporting of monthly performance vs. budget internally to the Board of Directors, appropriate regulatory bodies (including overall coordination of all filings with the Securities and Exchange

Commission), and the Company’s shareholders pursuant to Company policy, as well as, preparation of special financial analyses relating to the Company as may be required from time to time by the Chief Executive Officer, Chief Operating Officer, Board of Directors, and outside auditors.

2.	Oversight of timely preparation, maintenance, and review of financial records and capital requests to the appropriate level of authority as prescribed by Company policy and the By-Laws.

3.	Under direction of the Chief Operating Officer, at specified intervals, causing proposed operating and capital expenditure budgets to be reviewed and approved by the Board of Directors.

4.	Under direction of Chief Operating Officer, planning and directing investigations and negotiations pertaining to mergers, joint ventures, acquisitions of businesses, or the sale of the Company’s assets pursuant to Company policy and the By-Laws.

5.	Analyzing operating results of the Company relative to establishing financial objectives and recommending that appropriate steps are taken to correct any unsatisfactory conditions.

6.	Oversight of the adequacy and soundness of the Company’s financial structure, reviewing projections of the Company’s working capital requirements, causing negotiations or otherwise arranging for outside financing as maybe indicated.

7.	Oversight for organization-wide PeopleServices function including strategy, development, and implementation that focuses on harmonization of all PeopleServices programs (i.e. Compensation/Benefits/Risk Management, Training/Organizational Development, Recruitment, etc.), processes, systems, and policies across the enterprise.

8.	Oversight for direction of Facilities Operations, Maintenance, Office Management, and Purchasing across the enterprise.

9.	Oversight in organizing and directing the Company’s legal activities to protect the Company’s interests and the Company’s compliance with all applicable laws, rules, and regulations.

10.	Oversight in organizing and directing the Treasury and Investors Relations functions of the organization including direct involvement on behalf of the Company with the external shareholders, presentations at analysts conferences, etc.

11.	Coordinating and responding to shareholder requests for information in accordance with Company policies as a publicly traded entity.